EXHIBIT 23.1








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report dated August 1, 2002 on the May 31, 2002 and 2001 financial statements of Advanced Media, Inc (formerly Advanced Knowledge, Inc.) in the Registration Statement Form 10-SB.



/s/ Farber & Hass LLP

Oxnard, California
July 3, 2003